UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 30, 2012

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 3, 2012, Pershing Gold Corporation (the “Company”) completed a private placement (the “Private Placement”) to several accredited investors (the “Purchasers”) for 9,469,548 shares of its common stock (“Common Stock”) and 3,787,819 warrants (“Warrants”) for aggregate gross proceeds of $3,125,000. The purchase price for one share of common stock and a warrant to acquire 0.40 of a share of common stock was $0.33.

The Common Stock and Warrants were sold pursuant to subscription agreements (each a “Subscription Agreement”) between the Company and the Purchasers.  The Subscription Agreements contain customary terms regarding, among other things, representations and warranties and indemnification.

The Warrants are exercisable immediately at an exercise price of $0.50 per share and will expire on December 7, 2015.  The Warrant contains customary adjustment provisions in the event of dividends or recapitalizations.

Copies of the form of Warrant and Subscription Agreement are filed herewith as Exhibits 4.1 and 10.1, respectively.  The foregoing summary of the terms of these agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Agreements.

 Item 3.02             Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference. In addition, the Company paid aggregate consideration of 303,030 shares of its Common Stock and 121,212 Warrants, in lieu of $100,000, to Palladium Capital Advisors, LLC as consideration for certain placement agent services in connection with the Private Placement. In these unregistered sales to accredited investors, the Company relied on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 of Regulation D.

Item 9.01.              Financial Statements and Exhibits.

(d)           The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President, Finance and Controller